                                                                    Exhibit 23.4
                                                                    ------------



                             Accountants' Consent
                             --------------------



The Board of Directors
Lion Oil Company:


We consent to the use of our report relating to the consolidated balance sheets of Lion Oil Company as of April 30, 1995 and 1994, and the related consolidated statements of earnings, stockholder's equity, and cash flows for each of the years in the three-year period ended April 30, 1995 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG Peat Marwick LLP


Jackson, Mississippi
May 9, 1996